Exhibit 99.1

Mullen Delivers 63 More Class 3 Vehicles to Randy Marion Automotive Group Valued at $3,969,000; To-Date, 121 Class 3s Delivered Valued at $7,623,000

To date, Mullen has delivered 121 Class 3 vehicles for a total of $7,623,000 invoiced.

Company focused and on track to deliver 150 vehicles by EOY 2023.

Vehicles delivered are part of Randy Marion’s 1,000 Class 3 purchase order.

BREA, Calif., December 26, 2023– via InvestorWire – Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, today announces 63 additional Class 3 vehicles have been delivered to Randy Marion Automotive Group (“RMA” or “Randy Marion”) with the Company invoicing RMA for $3,969,000.. To-date, The Company has delivered 121 Mullen THREEs to RMA for a total of $7,623,000. The Company is on track to deliver 150 Mullen THREEs by EOY 2023.

In total, Randy Marion has committed to 1,000 Class 3 vehicles for a total of $63 million, with the majority of the vehicles to be delivered in calendar year 2024. As previously reported, Class 3 production at the Tunica, Mississippi, facility is planned for 150 vehicles for 2023, with total capacity for Class 3 planned at 3,000 vehicles annually per shift.

Mullen THREE production is based out of Tunica, which is home to Mullen’s commercial vehicle assembly for both the Mullen ONE, Class 1 EV cargo van, and the Class 3 EV cab chassis trucks. Mullen began first deliveries of the Mullen THREE to Randy Marion on Sept. 28, 2023. Randy Marion received its North Carolina license to retail Mullen’s commercial EVs on Nov. 16, 2023, opening the ability of the dealership to conduct sales to customers.

“We are laser-focused on hitting our commitment to deliver 150 Mullen THREEs by the end of this year,” said David Michery, CEO and chairman of Mullen Automotive.

The All-Electric Mullen THREE is a Class 3 low cab forward EV truck featuring a robust payload and 125-mile range. The Mullen THREE was purpose-built to meet the demands of urban last-mile delivery. The Mullen THREE chassis can be easily upfit to meet a variety of vocational needs from last mile delivery, construction, landscaping, catering and more. The chassis has a clean top-of-rail design for easy upfitting with bodies up to 14 feet long and over 5,300 pounds of payload.

Mullen THREE Vehicle Highlights:

•	125-mile estimated range
•	11,000 lbs. GVWR
•	5,316 lbs. max payload
•	14 ft. max box length
•	38 ft. turning diameter

View full vehicle specifications for the Mullen THREE here. https://mullencommercial.com/#mullenthreeanchor

Mullen Delivers Additional 63 Mullen THREEs to Randy Marion Automotive Group

Company on track to deliver 150 Class 3s by EOY.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of Electric Last Mile Solutions’ (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to the timing of future Mullen vehicle deliveries, and the expected demand for all classes of Mullen vehicles. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com